EXHIBIT 23(c)


                      WINTHROP, STIMSON, PUTMAN & ROBERTS
                             One Battery Park Plaza
                            New York, New York 10004
                               Tel: 212-858-1000
                               Fax: 212-858-1500


                               February 21, 1995

SIGCORP, Inc.
20 N.W. Fourth Street
Evansville, Indiana 47741-0001


Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4 (File No. 33-57381) of SIGCORP, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") on January 20, 1995, as amended by Amendment No. 1 thereto filed with the Commission on February 21, 1995 (as so amended, the "Registration Statement"), we hereby consent to the use of the name of this firm in the Registration Statement and under the heading "Legal Opinions" in the Prospectus/Proxy Statement forming a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission.


                                         Yours very truly,

                                         WINTHROP, STIMSON, PUTNAM & ROBERTS

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